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                                                                    EXHIBIT 23.1

                         [DELOITTE & TOUCHE LETTERHEAD]

                         INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement, relating to the issue of 2,600,000 shares of Common Stock of Dynamex Inc. on Form S-1 of our reports dated (i) May 30, 1996, except for Note 13, as to which the date is August 8, 1996 on the consolidated financial statements of Dynamex Inc. and subsidiaries; (ii) September 15, 1995 on the statements of operations and changes in financial position of Dynamex Express Inc.; (iii) March 8, 1996 on the consolidated financial statements of K. H. B. & Associates Ltd.; (iv) May 22, 1996 on the consolidated financial statements of Southbank Courier, Inc.;
(v) March 29, 1996 on the consolidated financial statements of Action Delivery and Messenger Service Limited; and (vi) April 5, 1996 on the combined financial statements of Seko Enterprises, Inc. and Related Companies.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

DELOITTE & TOUCHE


Toronto, Ontario
August 12, 1996